Filed Pursuant to Rule 433 of the

Securities Act of 1933, as amended

Registration Statement No. 333-192476

Free Writing Prospectus dated March 17, 2014

Sample screen shots for the social media (promoted) posts to be made by Fantex via @FantexBrokerage & FBS social sites  — beginning the week of March 17th or later. Fantex_test @fantex_test .14s Invest in stock linked to the earnings of a pro athlete: Fantex.com Prospectus: fntx.co/LVXC16 pic.twitter.com/fk5NIGxsvb Hide Photo Reply favorite Fantex, Inc. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Fantex, Inc. has filed with the SEC for more complete information about Fantex, Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, Fantex, Inc., any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 866-315-3482. This is not an offer to sell, nor a solicitation of an offer to buy, to residents of any state in which registration and other legal requirements have not been fulfilled. Fantex_test @fantex_test .16s Fantex.com is the online brokerage for stock linked to a pro brand. Prospectus: fntx.co/LVXC16 pic.twitter.com/cxzFzK5kkH Hide Photo Reply favorite Fantex, Inc. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Fantex, Inc. has filed with the SEC for more complete information about Fantex, Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, Fantex, Inc., any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 866-315-3482. This is not an offer to sell, nor a solicitation of an offer to buy, to residents of any state in which registration and other legal requirements have not been fulfilled.

fantex_test @fantex_test now Hide photo Reply Delete Favorite Invest in stock linked to the value of a pro athlete: Fantex.com Prospectus: fntx.co/LVXC16 pic.twitter.com/cof498S4An Fantex, Inc. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Fantex, Inc. has filed with the SEC for more complete information about Fantex, Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, Fantex, Inc., any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 866-315-3482. This is not an offer to sell, nor a solicitation of an offer to buy, to residents of any state in which registration and other legal requirements have not been fulfilled. fantex_test @fantex_test now Approved accounts gain access to invest in IPOs Fantex.com Hide photo Reply Delete Favorite Prospectus: fntx.co/LVXC16 pic.twitter.com/vBSwYq25xg Fantex, Inc. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Fantex, Inc. has filed with the SEC for more complete information about Fantex, Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, Fantex, Inc., any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 866-315-3482. This is not an offer to sell, nor a solicitation of an offer to buy, to residents of any state in which registration and other legal requirements have not been fulfilled.

Fantex_test @fantex_test 14s Trade stock linked to the earnings of a pro athlete @ Fantex.com Prospectus: fntx.co/LVXC16 pic.twitter.com/fPY19wb0DR Fantex, Inc. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Fantex, Inc. has filed with the SEC for more complete information about Fantex, Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, Fantex, Inc., any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 866-315-3482. This is not an offer to sell, nor a solicitation of an offer to buy, to residents of any state in which registration and other legal requirements have not been fulfilled. Hide photo Reply Delete Favorite